NOTICE OF MEETING OF SHAREHOLDERS
                                      OF
                       CYCLE COUNTRY ACCESSORIES CORP.


	The undersigned, being Chief Executive Officer of the Corporation, hereby gives notice that a meeting of the shareholders of the corporation be held on the date time and place designated hereunder. This meeting is called in conformity with the bylaws of the corporation.

	All shareholders are being notified of the meeting by mailing this notice to their last known address. The records of the company were closed and the identity of shareholders fixed as of 30th September, the company's year end.

	All shareholders wishing to vote the shares of another shareholder must bring a written proxy statement, signed by the shareholder whose proxy is being assigned, to the meeting prior to the vote being permitted. The bylaws of the company provide:

	PROXIES: 	A stockholder may vote the shares owned of record
either in person or by proxy executed in writing. No proxy shall be valid after 1 year from it's date. Each proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, witnessed, and dated.

	This is an annual meeting of the shareholders, and all affairs of the corporation will be discussed. Any and all lawful business may be transacted at such meeting, or at any adjournment or adjournments thereof, as may be deemed advisable by the shareholders present there at.

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	Place of Meeting

Village West Resort
Conference Center
20785 170th Street (Hwy 86)
Spirit Lake, Iowa  51360
Phone: 712-337-3223

	Date of Meeting

June 28, 2005

	Time of Meeting

5:00 PM

There will be informal plant tours available at the company's headquarters in Milford and at the company's manufacturing facility in Spencer starting at 2:30 PM.

Dated: June 8, 2005

/s/ Ronald Hickman, President and CEO.
---------------------------------------
    Ronald Hickman, President and CEO



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                                  PROXY VOTE

	The undersigned, being the owner of record of shares in Cycle Country Accessories Corp. as further identified below, vote by proxy the shares that I own. I appoint the board of Directors of Cycle Country or __________________________, in the
alternative, as my proxy, and I instruct them to vote as they see fit in the best interest of the company.

Stockholder:__________________________________

Number Shares:_______________________________

Date:_______________________Signature:_______________________

Witness_____________________________



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